Exhibit 10.1
                                                                    ------------

                              Termination Agreement

     This Termination Agreement is made this 30th day of January, 2002 by and between MediaMap, Inc. ("Media Map"), a Delaware corporation with a principal place of business at 311 Arsenal Street, Watertown, Massachusetts 02472 and Switchboard Incorporated ("Switchboard"), a Delaware corporation with a principal place of business at 120 Flanders Road, Westboro, MA 01581.

     WHEREAS, MediaMap and Switchboard entered into a Sub-Sublease Agreement dated March 7, 2001 (the "Sub-Sublease Agreement") under which Switchboard sub-subleased from MediaMap approximately 9,706 rentable square feet on the third floor of Building 311, The Arsenal, Watertown, MA (the "Sub-Subleased Premises"), a copy of the Sub-Sublease Agreement is attached hereto as Exhibit A; and

     WHEREAS, the Sub-Sublease Agreement has a two year term which expires in 2003; and

     WHEREAS, Switchboard desires to terminate the Sub-Sublease Agreement earlier than otherwise provided in the Sub-Sublease Agreement and MediaMap is wiling to agree to such early termination in accordance with the terms contained below.

     NOW, TEHREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Termination of Sub-Sublease Agreement
     -------------------------------------

     Upon payment of the Consideration set forth in Section 2 below, the Sub-Sublease Agreement is terminated in its entirety effective January 31, 2002 (the "Termination Date").

2.   Consideration
     -------------

     In consideration for the termination of the Sub-Sublease Agreement, Switchboard and MediaMap agree as follows:

   a) Switchboard will pay MediaMap by wire transfer a lump-sum payment of Three Hundred Sixty-Five Thousand Dollars ($365,000) on or before January 31, 2002. The wire instructions are as follows:

         Comerica Bank
         226 Airport Parkway
         San Jose, CA  95110
         Tel:     800-600-6638
         Fax:     800-264-8948

         ABA Number:                             122201444
         MediaMap Account Number:                189-166-0209

   b) MediaMap will retain the Security Deposit of Twenty-three thousand six hundred and ninety-eight and 82/100 Dollars ($23,698.82) paid pursuant to Ariticle 5 of the Sub-Sublease Agreement as well as including any interest accrued thereon.

3.   Surrender of Sub-Subleased Premises
     -----------------------------------

   a) Within thirty (30) days after the Termination Date of the Sub-Sublease Agreement, Switchboard shall remove all Switchboard goods and effects from the Sub-Subleased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Switchboard, either inside or outside the Sub-Subleased Premises). Switchboard shall deliver to MediaMap the Sub-Subleased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon, and affixed to the Sub-Subleased Premises, in the same condition as when received (or in the case of alterations or improvements made by Switchboard, in the same condition as when the same were made), good condition, reasonable wear and tear and damage by fire or other casualty only excepted. At Switchboard's expense, the Sub-Subleased Premises shall be professionally cleaned within this timeframe.

   b) In the event of Switchboard's failure to remove any of its property from the Sub-Subleased Premises, MediaMap is hereby authorized, without liability to Switchboard for loss or damage thereto, and at the sole risk of Switchboard to remove and store any of the property at Switchboard's expense, or to retain same under MediaMap's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

4.   General
     -------

   a) If any portion of this Agreement is found to be unlawful, void or unenforceable for any reason whatsoever, the unenforceable provision shall be deemed severable from this Agreement and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

   b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is the complete agreement concerning the subject matter hereof, and supercedes all prior agreements and representations between MediaMap and Switchboard, whether oral or written, with respect to the subject matter. If may be modified only in writing signed by both parties.

   c) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and shall be deemed to be performable in the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

         MediaMap, Inc.                   Switchboard Incorporated

         By:    /s/G.Fleming              By:    /s/ Robert P. Orlando
                ------------                     ---------------------
         Name:  Gretchen Fleming          Name:  Robert P. Orlando
                ----------------                 -----------------
         Title: CFO                       Title: VP and CFO
                ---                              ----------
         Date:  1/30/02                   Date:  1/30/02
                -------                          -------

                             Sub-Sublease Agreement




                                       A1

                               Table of Contents

1. Demise of Subleased Premises

2. Term

3. Subordination to and Incorporation of the Prime Lease

4. Rent

5. Security Deposit

6. Utilities

7. Use of Subleased Premises

8. Condition of Subleased Premises

9. Compliance with Laws

10. Fire Insurance

11. Alterations

12. Failure of Sublandlord to Perform Obligations

13. Access

14. Indemnification

15. Release From Liability

16. Subtenant's Liability Insurance

17. Defaults

18. Notice

19. Surrender of Subleased Premises

20. Broker

21. Condition of the Premises

22. Exhibits



                                       A2

                             Sub-Sublease Agreement

                        311 Arsenal Street, Watertown, MA


This Sub-Sublease Agreement is entered into as of the 7th day of March, 2001, by and between MediaMap, Inc. (the "Sub-Sublandlord") and Switchboard Incorporated (the "Sub-Subtenant"), as a sub-sub1ease under that certain Sublease Agreement dated as of June 26, 2000 (the "Sublease") by and between Sub-Sublandlord and Arthur D. Little ("Sublandlord") under that certain lease dated as of June 24, 1999 as amended by a First Amendment dated May 2000 (the "Master Lease"), between Charles River Business Center Associates, LLC as lessor and Arthur D. Little as lessee. A copy of the Sublease is attached as Exhibit A to this Sub-Sublease Agreement. The Sublease incorporates the terms of the Master Lease as further described therein.


                                   WITNESSETH

WHEREAS, pursuant to the Sublease, Sublandlord, sublet certain space which is a portion of the second and third floors of Building 311, The Arsenal, Watertown, MA; as further described in the Sublease (the "Building"); and

WHEREAS, Sub-Subtenant desires to sub-sublease from Sub-Sublandlord and Sub-Sublandlord desires to sub-sublease to Sub-Subtenant approximately 9,706 rentable square feet on the third floor (hereinafter referred to as the "Sub-Subleased Premises") in the Building under the terms and conditions hereinafter set forth. The plan depicting the Sub-Subleased Premises is attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acla1owledged, the parties agree as follows:

1. Demise of Subleased Premises

Sub-Sublandlord hereby demises and subsubleases to Sub-Subtenant, and Sub-Subtenant hereby hires and takes from Sub-Subland1ord, the Sub-Subleased Premises for the term and upon the conditions hereinafter set forth. Sub-Sub Tenant shall also have, as appurtenant to the Sub-Subleased Premises, the right to use in common with the other occupants of the building, those common areas and facilities delineated in subparagraphs (a), (b), (c), and (d) of Section 1 of the Sublease.


                                       A3

2. Term

(A) The term of this Sub-Sublease shall commence (the "Commencement Date"), including the issuance of a temporary and/or full certificate of occupancy on the later to occur of: (1) March 27,2001; or (2) the substantial completion of the work to Sub-Subleased Premises as described by the build-out plan provided by Sub-Sublandlord to Sub-Subtenant during the week of February 26,2001 (the "Build-Out Plan") which this Sub-Sublease incorporates by reference; or (3) the date the Sublandlord grants its consent to this Sub-Sublease. Sub-Sublandlord and Sub-Subtenant both agree to use their best efforts to ensure that conditions
(2) and (3) of this paragraph are completed in as timely manner as is reasonable and acknowledge April 5, 2001 as the target date for Sub-Subtenant to take possession of the Sub-Subleased Premises.

Notwithstanding the above, if these conditions (2) and (3) have not been completed by Apri116, 2001, then Sub-Subtenant shall have the right to cancel this Sub-Sublease by notice to Sub-Sublandlord on or before April 30, 2001. Upon giving such notice of cancellation, this Sub-Sublease shall be void ab initio, neither party having any further obligation to the other party , except as set forth herein. In the event that Sub-Subtenant has paid any rent or the Security Deposit or other monies to Sub-Sublandlord, Sub-Sublandlord shall return to Sub-Subtenant within ten (10) days after Sub-Subtenant gives its notice to cancel this Sub-Sublease all monies Sub-Subtenant previously paid to Sub-Sublandlord. This right to void shall expire automatically when or if the Sub-Subtenant takes possession of the Sub-Subleased Premises.


(B) The term of this Sub-Sublease shall be two (2) years from the Commencement Date, unless terminated earlier pursuant to the Sublease terms or the terms of this Sub-Sublease (file "Expiration Date").


(C) Except as set forth above, Sub-Subtenant expressly waives any right to rescind this Sub-Sublease.


3. Subordination to and Incorporation of the Sublease

(A) Sub-Sublandlord will perform all of its obligations under the Sublease which are not Sub-Subtenant's responsibility. This Sub-Sublease is in all respects subject and subordinate to the terms and conditions of the Sublease and to the matters to which the Sublease, including any amendments thereto, is or shall be subordinate. A true and complete copy of the Sublease has been delivered to Sub-Subtenant, a copy of which is attached hereto as Exhibit A. Sub-Subtenant covenants and agrees that it will not do or suffer or permit anything to be done which would result in default under the Sublease or cause the Sublease to be terminated. Sub-Subtenant further agrees to receive and hold the Sublease in confidence.

                                       A4

(B) Except as otherwise expressly provided in this Sub-Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Sublease are incorporated into this Sub-Sublease by reference and made a part hereof as it fully set forth herein and shall constitute the terms of this Sub-Sublease, except to the extent that such terms do not relate to the Sub-Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sub-Sublease, it being understood and agrees that, for purposes of this Sub-Sublease:

     (i) references in the Sublease to "this date", "the date hereof", "the date of this Lease" and similar references shall be deemed to refer to date of this Sub-Sublease;

     (ii) references in the Sublease to the "Subleased Premises" shall be deemed to refer to the "Sub-Subleased Premises" hereunder;

     (iii) except as otherwise expressly provided in this Sub-Sublease, references in the Sublease to the "Sublessor" and to "Sublessee" shall be deemed to refer to "Sub-Sublandlord" and "Sub-Subtenant" hereunder, respectively;

     (iv) references in the Sublease to the "rent", "rents" or "base rent" or "Minimum Annual Rent" shall be deemed to refer to the "Basic Rent" hereunder; except that Sub-Subtenant shall not be obligated to pay rent in excess of the Basic Rent set forth in Paragraph 4(A) of this Sub-Sublease.

     (v) references in the Sublease to "Base Building Operating Expenses and Operating Expenses of the Complex and Taxes" shall mean with respect to this Sub-Sublease;

         (a) 2.65% of the Operating Expenses and Taxes of the Building, and

         (b) 1.35% of the Operating Expenses and Taxes of the Complex.

     (vi) references in the Sublease to number of parking spaces shall mean 18 with respect to this Sub-Sublease;

     (vii) references in the Sublease to the "Term" of the Sublease shall be deemed to refer to the term of this Sub-Sublease;

     (viii) references in the Sublease to "the lease" or "this lease" shall be deemed to refer to this Sub-Sublease (except when such references in the Sublease is, by its terms (unless modified by this Sub-Sublease), to any other section of the Sublease, in which event such reference shall be deemed to refer to the particular section of the Sublease);

     (ix) Sub-Sublandlord cannot modify or terminate the Sublease in any way inconsistent with the terms of this Sub-Sublease; and

                                       A5

(C) The time limits provided in the provisions of the Sublease for the payment of additional rent, for the giving of notice, for making demands, for the performance of any act, condition or covenant, or for the exercise of any right, remedy or option, by either party, are amended for the purposes of this Sub-Sublease, by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that payments may be made, notices may be given, demands may be exercised, by Sub-Sublandlord or Sub-Subtenant, as the case may be, within the time limit relating thereto contained in the Sublease. Notwithstanding the foregoing, if the Sublease allows only ten (10) days or less for Sub-Sublandlord as tenant to perform any act, or to undertake to perform such act, or to correct a failure relating to the terms of this Sub-Sublease, then, Sub-Subtenant, if required to do so pursuant to this Sub-Sublease, shall perform or undertake such act and/or correct such failure prior to the expiration of the applicable time limitations set forth in the Sublease.

(D) This Sublease is subject to the consent of the Sublandlord pursuant to
Article 8 of the Sublease. Sub-Sublandlord shall use commercially reasonable efforts in good faith to obtain the Sublandlord's consent to the Sub-Sublease, which shall be obtained at no cost or expense to Sub-Subtenant. Sub-Subtenant agrees to provide to Sub-Sublandlord all of the information and documents required from a proposed Sub-Subtenant under Article 8 in connection with the request to Sublandlord to consent to this Sub-Sublease.

4. Rent

(A) Sub-Subtenant shall pay the Sub-Sublandlord fixed rent during the Term of this Sub-Sublease (the "Basic Rent") at the rate of Twenty-nine and 30/100 Dollars per square foot, computed at Two Hundred Eighty Four Thousand Three Hundred Eighty-five 80/100 Dollars ($284,385.80) per year, payable in advance in monthly installments of Twenty Three Thousand Six Hundred and Ninety- eight and 82/100 Dollars ($23,698.82) commencing on the Commencement Date. Sub-Subtenant shall be obligated to pay amounts to Sub-Subtenant which consist of the Sub-Subtenant's pro-rata share of pass through expenses from Sublandlord to Subtenant for Operating Expenses and taxes. Pro-rata shares shall be calculated on a relative square footage basis. The above notwithstanding, to the extent that these pass-through expenses are attributable to a capital expenditure for any item whose useful life extends beyond the Sub- Subtenant's term, then Sub-Subtenant's pro-rata share of such expenditure shall also be adjusted by a factor equal to the number of months remaining on the Sub-Subtenant's term as of the date that the expenditure is recognized divided by the number of months in the useful life of said item. If the Sublease Commencement Date is other than the first day of the month, then the first month's Basic Rent shall be pro-rated for the number of days in that partial month. Each monthly installment shall be

                                       A6
payable on the first day of each calendar month without notice or demand and without abatement, set-off or deduction.

(B) The Basic Rent and any other amounts payable pursuant to this Sub- Sublease shall be paid by Sub-Subtenant to Sub-Sublandlord at the address first set forth above, or at such other place as Sub-Sublandlord may hereafter designate from time to time in writing, in lawful money of the United States of America, as and when the same become due and payable, and except as set forth in this Sub-Sublease, without demand therefor and without any deduction, set-off, or abatement whatsoever. Any other amounts of other charges herein reserved and payable shall be paid by Sub-Subtenant within thirty (30) days of receipt therefore in the manner and to the persons set forth in the statement from Sub-Sublandlord describing the amounts due. All costs, charges and expenses which Sub-Subtenant assumes, agrees or is obligated to pay to Sub-Sublandlord pursuant to this Sub-Sublease shall be additional rent and, in the event of nonpayment thereof, Sub-Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Basic Rent reserved hereunder .

5. Security Deposit

(A) Upon the execution of this Sub-Sublease by Sub-Subtenant, Sub- Subtenant shall pay to Sub-Sublandlord the amount of One Hundred Forty-two Thousand One Hundred Ninety-two and 92/100 Dollars ($142,192.92) equal to five (5) months prepaid rent (the "Prepaid Rent") plus one (1) months rent as security deposit ("Security Deposit"). Security Deposit shall be held in an interest bearing account, which interest shall accrue as part of the Security Deposit as security for Sub-Subtenant's performance as herein provided and refunded to Sub-Subtenant within thirty (30) days after the end of this Sub- Sublease, subject to Sub-Subtenant's satisfactory compliance with the conditions hereof.


6. Utilities

Subtenant shall be responsible for payment of its pro-rata share of electricity metered to the Sub-Subleased Premises, including lighting, equipment and HV AC. Sub-Sublandlord shall have no obligation to provide utilities or equipment other than (a) the utilities and equipment within the Sub-Subleased Premises as of the Commencement Date of this Sub-Sublease, and (b) those that are described in the Build-Out Plan. In the event Sub-Subtenant requires additional utilities or equipment, the installation and maintenance thereof shall be Sub-Subtenant's sole obligation, provided that such installation shall be subject to the written consent of Sub-Sublandlord and Sublandlord.

                                       A7

7. Use of Sub-Subleased Premises

Sub-Subtenant shall use the Sub-Subleased Premises only for general office and administrative purposes and for no other purposes. Sub-Subtenant shall not use or occupy the Sub-Subleased Premises in a manner inconsistent with the terms of the Sublease.


8. Condition of Sub-Subleased Premises

Sub-Subtenant represents and warrants that it has made a thorough examination of the Sub-Subleased Premises and it is familiar with the condition thereof. Sub-Subtenant acknowledges that it enters into this Sub-Sublease without any representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sub-Sublandlord, as to present or future conditions of the Sub-Subleased Premises or the appurtenances thereto or any improvements therein or of the Building, except as otherwise expressly set forth herein or in the Build-Out Plan. It is further agreed that Sub-Subtenant does and will accept the Sub-Subleased Premises "as is" once the Build-Out Plan work is completed, and Sub-Sublandlord has no obligation to perform any work therein, except as otherwise expressly provided herein.


9. Compliance with Laws

Sub-Subtenant acknowledges that no trade or occupation shall be conducted in the Sub-Subleased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Sub-Subleased Premises are situated. Sub-Subtenant shall take good care of the Sub-Subleased Premises, suffer no waste or injury thereto, and, from and after the Commencement Date, shall comply with all laws, orders and regulations applicable to the Sub- Subleased Premises, the Building, and Sub-Subtenant's use or manner of use thereof to the extent Sub-Sublandlord, as sublessee under the Sublease, is required to comply with the same. To the best of Sub-Sublandlord's knowledge, Sub-Sublandlord has not received any notice from Sublandlord or any governmental body having jurisdiction over the Building as to any required alteration or improvement or any violation of any governmental law, rule, regulation, or ordinance affecting the Sub-Subleased Premises that has not been fully remedied. In the event that Sub-Sublandlord shall receive any such notice prior to the Commencement Date, Sub-Sublandlord shall comply with such notice, subject to Landlord's rights in respect of such notice as provided in the Sublease.


10. Fire Insurance

Sub-Subtenant shall not permit any use of the Sub-Subleased Premises which will make voidable any insurance on the property of which the Sub-Subleased Premises

                                       A8
are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the Board of Fire Underwriters or any similar body succeeding to its powers. Sub-Subtenant shall on demand reimburse Sub-Sublandlord, Sublandlord, and all other Tenants and Subtenants, all extra insurance premiums caused by Sub-Subtenant's use of the Sub-Subleased Premises. However, the preceding provisions of this paragraph shall not apply to any extra premiums incurred solely as a result of Sub-Subtenant's use of the Sub-Subleased Premises as office space for up to fifty (50) individuals.


11. Alterations

Subject to the next succeeding sentence and to the Build-Out Plan, Sub-Subtenant shall not make any changes, alterations, additions or improvements (collectively, "Alterations") to the Sub-Subleased Premises without first obtaining the written consent of Sub-Sublandlord and Sublandlord, which consent may be withheld by Sub-Sublandlord for any reason whatsoever. In the event that Sub-Subtenant shall have received the consent of Sublandlord to an Alteration, Sub-Sublandlord's consent shall not be required with respect to such Alteration, provided, and on the condition that such Alteration need not be removed at the expiration or earlier Termination of the Sublease. Any alteration in or to the Sub-Subleased Premises made by Sub-Subtenant shall be made in accordance with all applicable laws and in compliance with the Sublease and this Sub-Sublease. Any permitted Alteration shall be at Sub-Subtenant's expense and shall be in quality at least equal to the present construction. Sub- Subtenant shall not permit any mechanics' liens, or similar liens, to remain upon the Sub-Subleased Premises for labor and material furnished to Sub-Subtenant or claimed to have been furnished to Sub-Subtenant in connection with work of any character performed or claimed to have been performed at the direction of Sub-Subtenant and shall cause any such lien to be released of record forthwith without cost to Sub-Sublandlord. Any fixed Alteration made by Sub-Subtenant shall become the property of Sub-Sublandlord or the Sublandlord, as the case may be, at the termination of this Sub-Sublease.


12. Failure of Sub-Sublandlord to Perform Obligations

(A) Sub-Subtenant acknowledges and agrees that Sub-Sublandlord shall have no obligation to provide any services to the Sub-Subleased Premises or to perform the terms, covenants, conditions or obligations contained in Sublease on the part of Sublandlord to be performed. Sub-Subtenant agrees to look solely to Sublandlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations. In the event that Sublandlord shall fail to furnish such services to the Sub-Subleased Premises or to perform any of the terms, covenants, conditions or obligations contained in the Sublease on its part to be performed, Sub-Sublandlord shall be under no obligation or liability whatsoever to Sub-Subtenant. In any event, Sub-Subtenant shall not be allowed

                                       A9
any abatement or diminution of rent under this Sub-Sublease because of Sublandlord's failure to perform any of its obligations under the Sublease.

The above notwithstanding, if one or more interruptions occur in any of the services for which Sub-Subtenant is obliged hereunder to pay operating expenses, then Sub-Subtenant shall have the following rights:

i. Sub-Subtenant can notify Sub-Sublandlord of the existence and nature of the service interruption, and

ii. If the service interruption is not promptly remedied, then Sub-Subtenant shall have the right to delay payment of operating expenses to Sub-Sublandlord for a period of time equal to the time between the notification to Sub-Sublandlord and the restoration of the service.

(B) In addition to the other remedies described above, if, after written request from Sub-Subtenant, Sub-Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sub-Sublandlord's rights against Sublandlord in respect of the Sub-Subleased Premises within a reasonable period of time considering the nature of Sublandlord's default, but in any event, within seven
(7) days, Sub-Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sub-Sublandlord under the Sublease hereby are conferred upon and assigned to Sub-Subtenant, and Sub-Subtenant is subrogated hereby to such rights to the extent that the same shall apply to the Premises. If any such action against Sublandlord in Sub-Subtenant's name shall be barred by reason of lack of privity , nonassignability or otherwise, Sub-Subtenant may take such action in Sub-Sublandlord's name upon prior notice to Sub-Sublandlord, provided, and Sub-Subtenant hereby agrees, that Sub-Subtenant shall indemnify and hold Sub-Sublandlord harmless from and against all liability, loss, damage or expense, including, without being limited to, reasonable attorney's fees and expenses, which Sub-Sublandlord shall suffer or incur by any reason of such action. Sub-Sublandlord agrees to cooperate with Sub-Subtenant in any reasonable manner requested by Sub-Subtenant in connection with an action or proceeding by Sub-Subtenant against Sublandlord to enforce Sub-Sublandlord's rights under the Sublease in respect of the Sub-Subleased Premises; provided, however, that Sub-Subtenant shall have agreed in writing to reimburse Sub-Sublandlord for any commercially reasonable, actual and necessary out-of-pocket expenses incurred by Sub-Sublandlord in connection with such cooperation.

(C) The provisions of this Section shall survive the expiration or earlier termination of this Sub-Sublease,

                                      A10

13. Access

Sub-Sublandlord, Sublandlord, and agents of Sublandlord and Sub-Sublandlord may, at reasonable times and upon reasonable notice, enter to view the Sub- Subleased premises, and may remove placards and signs not approved and affixed as herein provided and make repairs and alterations as Sub-Sublandlord and/or Sublandlord are permitted or required to make under the Sublease or this Sub-Sublease and may show the Sub-Subleased Premises to others, and at any time within three (3) months before the expiration of the Term hereof, may affix to any suitable part of the Sub-Subleased Premises a notice for letting or selling the Sub-Subleased Premises or property of which the Sub-Subleased Premises are a part and keep the same so affixed without hindrance or molestation.


14. Indemnification

Sub-Sublandlord and Sub-Subtenant covenant, warrant and represent to each other that they shall indemnify and hold harmless the other from and against any and all damages, losses or expenses (including, without limitation, reasonable attorneys' fees) by reason of such party's failure to comply with the provision of this Sub-Sublease or arising from the negligence or improper use or occupancy of the Sub-Subleased Premises or from any work or thing whatsoever done by such party , its agents, employees, licenses, successors or assigns, or any such condition created by such party, its agents, employees, licensees, successors or assigns, or any such act of omission of Sub-Sublandlord or Sub-Subtenant, as the case may be, its agents, employees, licensees, successors or assigns, in or about the Sub-Subleased Premises.


15. Release From Liability

Notwithstanding anything to the contrary set forth in this Sub-Sublease, Sub-Subtenant and Sub-Sublandlord do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective agents, officers and employees for any loss or damage that may occur to the Sub-Subleased Premises and/or the Building or any addition or improvements thereto or any contents therein by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policy or policies, with vandalism, malicious mischief, and all risk coverage, building and contents and business interruption insurance, or for which Sub-Sublandlord or Sub-Subtenant may be reimbursed as a result of insurance coverage affecting any loss suffered by either party hereto, regardless of cause or origin, or the respective agents, employees and officers. In addition, all insurance policies carried by either party covering the Sub-Subleased Premises and/or the building including, but not limited to, contents fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Sub-Subleased Premises and/or the Building thereon or contents therein resulting from the acts, omissions or negligence of the other party.

                                      A11

16. Sub-Subtenant's Insurance

(A) Sub-Subtenant shall observe: and perform the insurance requirements in
Article 9 of the Sublease.

(B) In furtherance and not in limitation of the provision of (A) above, Sub-Subtenant shall maintain with respect to the Sub-Subleased Premises and the property of which the Sub-Subleased Premises are a part comprehensive public liability insurance in the amount of not less than two million dollars ($2,000,000.00) with single limit for both bodily injury and property damage in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Sub-Sublandlord, Sublandlord and Sub-Subtenant, against injury to persons or damage to property as provided. Sub-Subtenant shall deposit with Sub-Sublandlord certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.


17. Defaults

Sub-Subtenant covenants and agrees that in the event that it shall default in the performance of any terms, covenants and conditions of this Sub-Sublease or of the Sublease, Sub-Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided in the Sublease, which are incorporated herein and made a part of hereof, with the same force and effects as if herein specifically set forth in full, and that wherever the Sublease rights and remedies r are given to Sublandlord therein named, the same shall be deemed to refer to Sub-Sublandlord herein.


18. Notice

Any notice from Sub-Sublandlord to Sub-Subtenant relating to the Sub-Subleased Premises or, to the occupancy thereof, shall be deemed duly served, if left at the Sub-Subleased Premises addressed to Sub-Subtenant, or if mailed to the Sub-Subleased Premises, registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight delivery service, addressed to Sub-Subtenant. Copies of any such notice shall also be sent to the notice addresses set forth below. Any notice from Sub-Subtenant to Sub-Sublandlord relating to the Sub-Subleased Premises or to the occupancy thereof, shall be deemed duly serviced, if mailed to Sub-Sublandlord by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight delivery service, addressed to Sub-Sublandlord at its address set forth above or

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at such address as Sub-Sublandlord may from time to time advise in writing by notice.

Sub-Subtenant's notice address:
        Switchboard Incorporated
        Nearbuy Merchandising Services
        311 Arsenal Street
        Watertown, MA 02472
        ATTN: Benjamin Paul, President


19. Surrender of Sub-Subleased Premises

Sub-Subtenant shall at the expiration or other termination of this Sub-Sublease remove all Sub-Subtenant's goods and effects from the Sub-Subleased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Sub-Subtenant, either inside or outside the Sub- Subleased Premises). Sub-Subtenant shall deliver to Sub-Sublandlord the Sub-Subleased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon, and affixed to the Sub-Subleased Premises, in the same condition as when received (or in the case of alterations or improvements made by Sub-Subtenant, in the same condition as when the same were made), good condition, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of Sub-Subtenant's failure to remove any of Sub-Subtenant's property from the Sub-Subleased Premises, Sub-Sublandlord and Sublandlord are hereby authorized, without liability to Sub-Subtenant for loss or damage thereto, and at the sole risk of Sub-Subtenant to remove and store any of the property at Sub-Subtenant's expense, or to retain same under Sub-Sublandlord's or Sublandlord's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.


20. Broker

Sub-Subtenant represents and warrants to Sub-Sublandlord that Sub-Subtenant has not dealt, either directly or indirectly, with any broker in connection with this Sub-Sublease other than CB Richard Ellis and Cushman & Wakefiled. Sub-Subtenant and Sub-Sublandlord shall indemnify the other from and against any and all losses, including reasonable attorney's fees, incurred by the other, resulting from a breach of such representation and warranty.

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IN WITNESS WHEREOF, this agreement has been duly executed and delivered as an instrument on the day and the year first above written.


AGREED AND ACCEPTED BY                  AGREED AND ACCEPTED BY
SUBSUBLANDLORD:                         SUBSUBTENANT:

SUB SUBLANDLORD                         SUBSUBTENANT

By:    /s/G. Flemming                By:    /s/Ben Paul
       --------------------                 -------------
Name:  Gretchen Fleming              Name:  Ben Paul
       --------------------                 -------------
Title: Corporate Controller          Title: President
       --------------------                 -------------
Date:  March 7, 2001                 Date:  March 8, 2001
       --------------------                 -------------

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22. Exhibits

Exhibit A- Sublease

Exhibit B- Sub-Subleased Premises

                                      A15